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                                                                      Exhibit 21
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                    COMPUTER NETWORK TECHNOLOGY CORPORATION

                        Subsidiaries of the Registrant



CNT International Ltd.
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   . Incorporated under the English Companies Act
   . d/b/a CNT International Ltd. and CNTI



CNT France S.A.
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   . Incorporated under French law
   . d/b/a CNT France S.A. and CNTF



Computer Network Technology GmbH
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   . Incorporated under German law



CNTFS Corporation
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   . Incorporated under Virgin Islands law



CNTware Vernetzungssysteme GmbH (51%)
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  . Incorporated under German law
  . d/b/a CNTware



Computer Network Technology (Asia Pacific) Pty. Ltd.
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  . Incorporated under Australian Law
  . d/b/a CNT A/P



CNT China Limited
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   . Incorporated under Hong Kong Law